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                                                                    EXHIBIT 23.4

                       CONSENT OF J. DANIEL SPEIGHT, JR.

     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references made to him in the Joint Proxy Statement/Prospectus of FLAG Financial Corporation and Middle Georgia Bankshares, Inc. which is part of this Registration Statement on Form S-4 of FLAG Financial Corporation, with respect to his being elected or appointed as a director of FLAG Financial Corporation under the circumstances described therein.

                                          /s/  J. DANIEL SPEIGHT, JR.

Vienna, Georgia
January 9, 1998